Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Alvaro Ortega, Alvaro.Ortega@Avangrid.com, 207-629-7412

Media: Kimberly Harriman, Kimberly.Harriman@Avangrid.com, 203-343-4481

AVANGRID REPORTS 2022 FINANCIAL RESULTS

•	U.S. GAAP Earnings per Share (EPS) and Non-U.S. GAAP Adjusted EPS increased ~15% and ~7% in 2022, respectively, compared to 2021

•	Invested $1.9 billion in Networks; driving 8% rate base growth

•	Commissioned ~400 MW of onshore wind & solar projects in 2022; ~600 MW under construction

•	Construction of AVANGRID’s Vineyard Wind 1 806 MW offshore wind project; on track to deliver the first power by year-end 2023

•	Set Industry-leading 2030 carbon neutrality targets for Scopes 1 and 2

•

Establishing 2023 Earnings and Adjusted Earnings Outlook of $1.90-$2.10 per share and $2.20-$2.35 per share, respectively; reiterating 6-7% EPS and Adjusted EPS Cumulative Annual Growth Rate through 2025 off of the mid-point of 2022 EPS outlook

Orange, CT – February 21, 2023 - Today AVANGRID, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by IBERDROLA, S.A., reported consolidated U.S. GAAP net income of $881 million, or $2.28 per share, compared to $707 million, or $1.97 per share, for the full year 2021. For the fourth quarter ended December 31, 2022, consolidated net income was $147 million, or $0.38 per share, compared to $164 million, or $0.42 per share, for the fourth quarter ended December 31, 2021.

“Our excellent results for 2022 demonstrate our commitment to execution and to the successful implementation of our long-term outlook,” said Pedro Azagra, chief executive officer of AVANGRID. “We managed through the challenges in the macro-economic environment, with sharp increases in inflation and interest rates and continued supply chain disruptions, while maintaining focus on operational excellence, improving customer experience, and achieving our strategic growth objectives.”

On a non-U.S. GAAP adjusted basis, consolidated net income for the full year 2022 was $901 million, or $2.33 per share, compared to $780 million, or $2.18 per share, for the full year ended 2021. For the fourth quarter 2022, non-U.S. GAAP adjusted net income was $152 million, or $0.39 per share, compared to $171 million, or $0.44 per share, for the fourth quarter 2021.

Weighted average shares outstanding for the fourth quarter and full year of 2022 were 386.7 million, compared to 387.2 million and 358.1 million during the same periods in 2021, respectively.

Networks

Networks earnings for the full year and fourth quarter 2022 were $628 million, or $1.62 per share, and $158 million, or $0.41 per share, compared to $636 million, or $1.78 per share, and $193 million, or $0.50 per share, for the same periods in 2021, respectively. Networks results for the full year and fourth quarter mainly benefited from the execution of rate plans in New York and Maine, which were more than offset by increased depreciation expense, business expenses and finance costs.

Renewables

Renewables earnings for the full year and fourth quarter 2022 were $386 million, or $1.00 per share, and $76 million, or $0.20 per share, compared to $131 million, or $0.37 per share, and a loss of $14 million, or $0.04 per share, for the same periods in 2021, respectively. Renewables results for the full year improved mainly due to the gain from the restructuring of the Company’s New England offshore wind lease partnership agreement, improved pricing and production, tax credits, thermal and asset management and lower taxes, which were partially offset by business expenses, and the absence of the 2021 benefit from Storm Uri in ERCOT. Results for the quarter mainly benefited from improved pricing, production tax credits and lower taxes.

Outlook

AVANGRID’s consolidated U.S. GAAP and non-U.S. GAAP adjusted earnings outlook for 2023 are projected to be in the range of $1.90-$2.10 per share and $2.20-$2.35 per share, respectively. This outlook assumes the PNM Resources merger closes by mid-year 2023, the NECEC transmission project resumes construction in mid-2023, a partial sale of the Kitty Hawk offshore wind lease and potential partnership structures in onshore projects.

For additional information, see “Reconciliation of Non-U.S. GAAP Adjusted 2023 Outlook” at the end of this release.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude an offshore wind contract provision, mark-to-market adjustments in the Renewables segment, merger costs and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Earnings Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing fourth quarter and full year 2022 earnings tomorrow, Wednesday, February 22, 2023, beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question and answer session. The webcast can be accessed through the Investor Relations section of AVANGRID’s website. A replay will be available for 90 days in the Investors section of the AVANGRID website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $41 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs more than 7,600 people and has been recognized by JUST Capital for three consecutive years as one of the JUST 100 companies – a ranking of America’s best corporate citizens. In 2022, AVANGRID ranked second within the utility sector for its commitment to the environment and the communities it serves. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2022 for the fourth consecutive year by the Ethisphere Institute. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	the ability to recruit and retain a highly qualified and diverse workforce in the competitive labor market;

•	changes in amount, timing or ability to complete capital projects;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, consumer payment behavior, supply-chain interruptions and changing prices and labor costs;

•	the impacts of climate change, fluctuations in weather patterns and extreme weather events;

•	technological developments;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;

•

the impact of any change to applicable laws and regulations, including those subject to referendums affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed Merger (as defined below), the anticipated timing and terms of the proposed Merger, our ability to realize the anticipated benefits of the proposed Merger and our ability to manage the risks of the proposed Merger;

•

the COVID-19 pandemic, its impact on business and economic conditions, including but not limited to impacts from consumer payment behavior and supply chain delays, and the pace of recovery from the pandemic;

•	the implementation of changes in accounting standards;

•	adverse publicity or other reputational harm; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, adjusted EBITDA and adjusted EBITDA with Tax Credits as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments, accelerated depreciation derived from repowering of wind farms, costs incurred related to the PNMR Merger, a legal settlement, an offshore contract provision and costs incurred in connection with the COVID-19 pandemic. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

We define adjusted EBITDA as adjusted net income adjusted to fully exclude the effects of net (loss) income attributable to noncontrolling interests, income tax expense (benefit), depreciation and amortization, interest expense, net of capitalization, other (income) expense and (earnings) losses from equity method investments. We further define adjusted EBITDA with tax credits as adjusted EBITDA adding back the pre-tax effect of retained Production Tax Credits (PTCs) and Investment Tax Credits (ITCs) and PTCs allocated to tax equity investors. The most directly comparable U.S. GAAP measure to adjusted EBITDA and adjusted EBITDA with tax credits is net income.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($M)	2022	2021	2022	2021
Operating Revenues	$2,158	$1,933	$7,923	$6,974

Operating Expenses
Purchased power, natural gas and fuel used	740	634	2,456	1,719
Operations and maintenance	770	661	2,872	2,706
Depreciation and amortization	274	258	1,085	1,014
Taxes other than income taxes	157	160	658	640

Total Operating Expenses	1,941	1,713	7,071	6,079

Operating Income	217	220	852	895

Other Income and (Expense)
Other income	(8)	12	30	60
Earnings (losses) from equity method investments	1	3	262	7
Interest expense, net of capitalization	(77)	(80)	(303)	(298)

Income Before Income Tax	133	155	841	664

Income tax expense (benefit)	6	21	20	21

Net Income	127	134	821	643

Net loss attributable to noncontrolling interests	20	30	60	64

Net Income Attributable to Avangrid, Inc.	$147	$164	$881	$707

Earnings per Common Share, Basic:	$0.38	$0.42	$2.28	$1.97

Earnings per Common Share, Diluted:	$0.38	$0.42	$2.27	$1.97

Weighted-average # of Common Shares Outstanding (M):
Basic	386.7	387.2	386.7	358.1
Diluted	387.3	387.6	387.2	358.6

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended December 31,			Year ended December 31,
	2022	2021	‘22 vs ‘21	2022	2021	‘22 vs ‘21
Networks	$158	$193	$(35)	$628	$636	$(8)
Renewables	76	(14)	89	386	131	254
Corporate*	(87)	(16)	(71)	(133)	(60)	(73)

GAAP Net Income	$147	$164	$(17)	$881	$707	$174
Adjustments:
Offshore contract provision	24	—	24	24	—	24
Mark-to-market earnings - Renewables	(17)	2	(19)	(0)	53	(53)
Impact of COVID-19	(2)	1	(2)	—	34	(34)
Merger costs	1	6	(5)	4	12	(8)
Income tax impact of adjustments**	(2)	(2)	1	(7)	(26)	19

Adjusted Net Income	$152	$171	$(19)	$901	$780	$121

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2022: Income tax impact of adjustments: $4M and $0 from mark-to-market (MtM) earnings - Renewables, $(0) and $(0) from impact of COVID-19 - Networks, $(6)M and $(6)M from the offshore contract provision and ($0) and ($1)M from merger costs - Corporate for the three and twelve months ended December 31, 2022, respectively.

**

2021: Income tax impact of adjustments: ($0.7)M and ($14.0)M from mark-to-market (MtM) earnings - Renewables, $0.1M and ($9.0)M from impact of COVID-19 - Networks, and ($1.5)M and ($3.2)M from merger costs - Corporate, for the three and twelve months ended December 31, 2021, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended December 31,			Year ended December 31,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2022	2021	‘22 vs ‘21	2022	2021	‘22 vs ‘21
Networks	$157	$194	$(37)	$628	$661	$(33)
Renewables	81	(12)	93	403	170	233
Corporate*	(86)	(11)	(75)	(130)	(51)	(79)

Adjusted Net Income	$152	$171	$(19)	$901	$780	$121

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended December 31,			Year ended December 31,
	2022	2021	‘22 vs ‘21	2022	2021	‘22 vs ‘21
Networks	$0.41	$0.50	$(0.09)	$1.62	$1.78	$(0.15)
Renewables	0.20	(0.04)	0.23	1.00	0.37	0.63
Corporate*	(0.22)	(0.04)	(0.18)	(0.34)	(0.17)	(0.18)

GAAP Earnings Per Share	$0.38	$0.42	$(0.04)	$2.28	$1.97	$0.30
Adjustments:
Offshore contract provision	0.06	—	0.06	0.06	—	0.06
Mark-to-market earnings - Renewables	(0.04)	0.01	(0.05)	(0.00)	0.15	(0.15)
Impact of COVID-19	(0.00)	0.00	(0.01)	—	0.10	(0.10)
Merger costs	0.00	0.02	(0.01)	0.01	0.03	(0.02)
Income tax impact of adjustments**	(0.00)	(0.01)	0.00	(0.02)	(0.07)	0.05

Adjusted Earnings Per Share	$0.39	$0.44	$(0.05)	$2.33	$2.18	$0.15

Weighted-avg # of Shares (M):	386.7	387.2		386.7	358.1

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2022: EPS Income tax impact of adjustments: $0.02 and $0 from mark-to-market (MtM) earnings - Renewables, $0 and $0 from impact of COVID-19 - Networks, $(0.02) and $(0.02) from the offshore contract provision and $0 and $0 from merger costs for the three and twelve months ended December 31, 2022, respectively.

**

2021: EPS Income tax impact of adjustments: $0 and ($0.04) from mark-to-market (MtM) earnings - Renewables, $0 and ($0.02) from impact of COVID- 19 - Networks, and ($0.01) and ($0.01) from merger costs - Corporate for the three and twelve months ended December 31, 2021, respectively.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended December 31,			Year ended December 31,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2022	2021	‘22 vs ‘21	2022	2021	‘22 vs ‘21
Networks	$0.41	$0.50	$(0.09)	$1.62	$1.84	$(0.22)
Renewables	0.21	(0.03)	0.24	1.04	0.47	0.57
Corporate*	(0.22)	(0.03)	(0.19)	(0.34)	(0.14)	(0.20)

Adjusted Earnings Per Share	$0.39	$0.44	$(0.05)	$2.33	$2.18	$0.15

Weighted-avg # of Shares (M):	386.7	387.2		386.7	358.1
Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted 2023 Outlook - Estimated EPS

$M, except per share data
Net Income	$735 - $812

Adjustments:
Mark-to-market adjustments	$—
Contract Reserves	$0 - $30
Merger costs and commitments	$92

Adjusted Net Income	$850 - $915
U.S. GAAP EPS	$1.90 - $2.10

Adjustments:
Mark-to-market adjustments	$0.00
Contract Reserves	$0.00 - $0.08
Merger costs	$0.24

Adjusted EPS	$2.20 - $2.35

Assumes approx. 386.7 million shares outstanding.

Amounts may not add due to rounding.